                                                                   EXHIBIT 10.27

                 SERVICING, WAREHOUSING & DISTRIBUTION AGREEMENT

This Servicing, Warehousing and Distribution Agreement (the "Fulfillment Agreement" or "Agreement") is made as of the 1st day of October 2001, by and between, on the one hand, 3PF, INC., a Delaware corporation and wholly owned subsidiary of the Rentrak corporation, hereinafter referred to as "3PF", and RENTRAK CORPORATION , a [Delaware] corporation, hereinafter referred to as " RENTRAK", and, on the other hand, REDENVELOPE, INC. hereinafter referred to as "CUSTOMER."

                                    RECITALS

WHEREAS 3PF provides customers with, among other things, warehousing, management, distribution, and inventory services.

WHEREAS Customer is a distributor of goods and merchandise (hereinafter, "Stock") and desires to contract with 3PF for certain of 3PF's services under the convenants, terms, and restrictions contained herein.

THEREFORE, for valuable consideration as set forth herein, Customer and 3PF agree as follows:

                                    SECTION I
                      FULFILLMENT AND WAREHOUSING SERVICES

1.1. Warehousing Services: 3PF agrees to provide certain warehouse space, management, equipment and related services to Customer as set forth herein. The warehouse space shall be located at 3PF's facility at 3300 S.R. 73 South, Building 5, Wilmington, Ohio 45177 (hereinafter referred to as the "Facility"). The warehouse Facility space is approximately 102,400 square feet of floor space which includes office space of approximately 3,400 sq. ft. The Facility shall be maintained structurally and mechanically in good working order by 3PF as is required per 3PF's lease agreement. 3PF's services shall include without limitation payment of all common area maintenance charges, real estate taxes, HVAC, electrical, plumbing and water, security, insurance, janitorial and supplies, continuance of existing Internet access, and trash removal. Customer shall not be required to pay any expenses in connection with the maintenance or operation of the Facility except as expressly set forth

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     herein.

1.2. Equipment: 3PF agrees to provide the existing warehousing equipment in the Facility being 620 bays of pallet rack, 32 bays of flow rack, 1 forklift, 1 drexel truck, 4 order pickers and 6 pallet trucks. 3PF shall further provide all maintenance of existing equipment and replacement equipment if any of the foregoing is no longer fully operational at any time during the term of this Agreement. In addition to the afore-listed major equipment, the facility also includes various other smaller pieces of equipment which include but are not limited to: tape guns, air pillow machines, movable conveyor, jewelry storage lockers, security cameras, employee lockers, kitchen facilities, etc. 3PF will adequately outfit the facility with such items as to support the order/fulfillment volume projected for Customer's Christmas CY2001 season. This inventory of smaller equipment and items shall remain within the Facility and be considered part of this Agreement throughout the term of this Agreement. Any additional equipment for the Facility purchased by Customer ("Customer Owned Equipment") shall be Customer's property. 3PF shall hold all Customer Owned Equipment and shall exercise reasonable care in the use and custody of such property and shall use such property only in performing its obligations under this Agreement. Customer assumes full responsibility for all maintenance of Customer's owned equipment. 3PF shall not grant any security interest or incur any liens or any other encumbrances on the Customer Owned Equipment. Upon termination or expiration of this Agreement, or upon Customer's written request, 3PF will promptly return all Customer Owned Equipment.

1.3. Additions: Any additional structural and/or leasehold improvements of the Facility, other than regular maintenance and repairs or improvements required to keep the facility complaint with local building code, shall be at the expense of Customer and must be approved in writing by 3PF and the Facility's Landlord, which approval by 3PF shall not be unreasonably withheld.

1.4. Additional Space: In the event the Customer requires additional warehouse space, 3PF shall make a good faith effort to secure the necessary storage space on behalf of Customer at the same then current charge per square foot per month (i.e. $[*] per square foot per month).

1.5. Instructions; Shipments: 3PF shall respond to regular electronically transmitted instructions from Customer by providing the fulfillment services requested in accordance with this Agreement by such instructions and including packaging and shipment of the Stock identified in the instruction. Shipments will be completed on the same "day" in accordance with the

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* Material has been omitted pursuant
to a request for confidential treatment.


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following examples:

        ORDER RECEIVED @3PF                       ORDER SHIPPED BY 3PF
----------------------------------------------------------------------------
[*]                                          By [*]
----------------------------------------------------------------------------
[*]                                          Within [*]
----------------------------------------------------------------------------

     Shipping cut-off times in this Agreement shall be the same as in the previous agreement between Customer and 3PF dated September 29th, 1999. In addition, 3PF will work with Customer to make a good faith effort to meet fulfillment goals of Customer surrounding specific holiday events.

1.6 Exclusions: The provisions of Section 1.5 shall not apply in the case of back orders, items which have not been received by 3PF or are not available to 3PF or for any inability to fill such orders due to strike, riots, storms, fires, explosions, acts of God, war or governmental action, or any other similar cause which is beyond the reasonable control of 3PF. In such case, 3PF will use all reasonable efforts to complete such instructions and shall promptly advise Customer of such action.

1.7 Provision of Services. All services provided by 3PF are subject to the provisions of this Fulfillment Agreement, including any Schedules, Exhibits and Appendices hereto.

                                   SECTION II
                              TERM AND TERMINATION

2.1 Term. This Agreement shall be effective as of October 1, 2001, and shall continue in full force and in effect for twenty two (22) months and shall terminate on July 31st, 2003.

2.2 Termination for Cause. Either party may terminate this Agreement by written notice if the other party breaches any of its material obligations, representations or warranties under this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice from the other party specifying such breach.

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* Material has been omitted pursuant to a request for confidential treatment.

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2.3  Termination for Insolvency. This Agreement may be terminated at any time by either party, effective immediately upon notice, if the other party: (1) becomes insolvent, (2) files a petition in bankruptcy, or (3) makes an assignment for the benefit of creditors.

2.4 Termination for Failure to Meet Service Level Commitment. If 3PF is unable to ship any order within the applicable time-frame set forth in Section 1.5 and subject to the limitations of paragraph 1.6, and such failure is not directly attributable to weather, computer problems, or demand exceeding 5% of order projections provided to 3PF by Customer, 3PF agrees to upgrade all delayed orders to a service level which provides comparable delivery to Customer's customers using the carrier of 3PF's choice, 3PF will pay the difference between the original service level and the upgraded service level. Furthermore, if in the course of any rolling twelve(12) month period, more than ten(10) such failures occur, Customer shall have the right to terminate this Agreement upon sixty(60) days written notice to 3PF.

2.5 Survival. Sections 4.1,5 and 6 (except for 6.11), and all accrued payment obligations, shall survive any termination or expiration of this Agreement.

2.6 Abandonment. All stock which remains at the facility more than 30 days after termination of this Agreement shall be deemed abandoned, and shall at the option of 3PF become property of 3PF.

                                   SECTION III
                              PRICING AND PAYMENT

3.1 Payment. Customer shall pay for the services performed by 3PF in accordance with the schedule of fees, rates, charges, and terms set forth on the attached Schedule 1.1. Billing to Customer will be on a fiscal month basis and will conform to Customer's monthly fiscal calendar.

3.2 Additional Charges. If Customer requests 3PF to perform services not listed in Schedule 1.1 and 3PF is willing to provide such services, the parties shall agree in a prior writing as to the services to be performed and the charges to be paid for the services.

3.3 Pricing Changes. All rates, fees and charges set forth on Schedule 1.1 shall remain fixed

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     during the term of this Agreement. Notwithstanding the above, the freight rates set forth on Schedule 1.1 shall remain fixed during the term of this Agreement, provided, however, that such rates may be adjusted to reflect all rate changes imposed by the freight companies / commercial carriers selected by Customer and such rate increases shall become effective as of the date imposed by the applicable freight companies/ commercial carriers selected by Customer. Such rate changes shall not exceed actual changes in cost incurred by 3PF.

3.4 Delinquency. 3PF encourages prompt payment by its clients. Payment must be received by 3PF within (30) thirty days of date of invoice. In the event that payment is not received within thirty (30) days, 3PF may elect to suspend performance under this Agreement upon written notice to Customer. Until such late payment is cured, an interest charge shall be assessed on the balance owed in the amount of one and one-half percent (1 1/2%) per month or the maximum amount allowed by applicable law, whichever is lower. Assessment of such charge shall not be deemed a waiver of any other remedy 3PF may have hereunder or at law.

                                   SECTION IV
                                  WAREHOUSING

4.1 Ownership. Title and exclusive ownership to the Stock stored and warehoused by and in the possession and control of 3PF shall at all times remain with Customer. Neither this Agreement nor any warehouse receipt for the delivery and acceptance of the Stock by 3PF shall be construed to be anything other than a non-negotiable instrument of title.

4.2 Stock from Vendors. All Stock submitted for 3PF's services under this Agreement shall be delivered at Customer's expense to the 3PF dock at 3300 State Route 73 South, Building 5, Wilmington, Ohio, 45177. All such Stock shall be in good condition, properly marked, sized, and packaged for handling. Customer shall furnish at or prior to each inbound delivery, a manifest, packing list, order list, or other listing in such style and format as is consistent with the current format being supplied to 3PF by Customer or such new format as both parties may agree upon in the future, which identifies each container and its contents. Included therein shall be the brand names, serial numbers (if applicable), SKU numbers, part numbers, size, weight, and insured or declared value of items as are necessary for inventory and distribution, or as may be required by 3PF. Customer shall inform 3PF prior to or at delivery of any special precautions necessitated by the nature, conditions, or packaging of the Stock and of all

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     statutory requirements specific to the Stock with which 3PF does or may need to comply. In the event Customer acquires Stock from a third party and such Stock does not meet the above requirements, 3PF will use commercially reasonable efforts to accept such Stock subject to Customer paying all 3PF's reasonable costs and expenses in accepting and stocking such items at the charges shown on Schedule 1.1 as such may be amended from time to time upon the mutual written agreement of the parties.

4.3 Customer's Inventory. Any Stock delivered to 3PF from Customer's facility or from a third party facility shall be transported at the expense of Customer, freight prepaid and shall be subject to charges as defined in schedule 1.1 of this Agreement. 3PF shall have no duty or obligation to accept stock on a COD basis.

4.4 Inspection: 3PF reserves the right to open and inspect any packages of Stock received by it for warehousing or distribution. Stock shall not be deemed accepted by 3PF or become subject to this Agreement until it is delivered to the warehouse specified on Schedule 1.1 and the bill of lading accepting shipment is signed for by 3PF. 3PF shall not be responsible for any damage to the Stock caused in transit to 3PF's warehouse facility and all Stock is accepted subject to any pre-existing damage.

4.5 Facility Access. Employees of Customer with proper identification and proof of employment by Customer shall be allowed free access to the warehouse facility at any time. Customer agrees to provide 48-hours notice of any warehouse visitors who are not employees of Customer. 3PF reserves the right to refuse access to the facility for non-Customer employees, however, such refusal shall not be unreasonably given. In the event any employee, visitor, contractor or other person under the direction of Customer violates any employee or visitor policies of 3PF, including but not limited to creating a danger to other employees, causing harassment of employees, or disturbing the operation of 3PF, 3PF in its sole discretion shall have the right to have such employee removed from the Facility immediately. Customer shall be liable for and shall indemnify and hold 3PF harmless from any and all damages to property or equipment or injuries to persons caused Customer's representatives or agents.

4.6 Hours. Inbound shipments to 3PF warehouse and distribution center shall be during 3PF's normal hours as such may change from time to time unless alternative arrangements have been made with 3PF prior to arrival.

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4.7  Receipt and Verification. Promptly upon receipt and acceptance of Stock,
     3PF shall initiate to Customer an electronic facsimile confirmation of receipt of the Stock. The original Vendor's packing slip will be forwarded daily to Customer via Airborne Express overnight priority service.

4.8 Identification. All Stock shall be kept and remain identifiable as Customer Stock.

4.9 Removal: No Stock shall be removed from 3PF's warehouses by anyone other than 3PF or its carriers without prior written authorization from Customer. Customer shall furnish in writing to 3PF the name, address, phone number and any security information required by Customer or 3PF of each person who shall have authorization to remove or direct removal of such Stock. Customer shall be responsible for updating such information.

4.10 Freight Charges. Distribution shall be at Customers expense at the prices and rates set forth on Schedule 1.1, and shall be made on or as soon as reasonably practicable after the date that 3PF receives valid written authorization from Customer.

4.11 Distribution. 3PF shall deliver outbound Stock to a carrier chosen by Customer for delivery in accordance with the authorized instructions of Customer. In the event distribution cannot be made as a result of 3PF's acts or omissions, 3PF will waive the handling charges for such shipment.

4.12 Commitment of Assets by 3PF: 3PF hereby acknowledges and agrees that it has not and will not claim any security interest, lien or other encumbrance (a "Lein") of any kind (whether consensual or otherwise) in and to all or any portion of the assets of Customer, including without limitation the Stock. To the extent any such Lien automatically arises by operation of law, 3PF hereby disclaims any such Lien and shall be deemed to have automatically released any such Lien in favor of Customer.

                                    SECTION V
             LIABILITY/INDEMNIFICATION/INSURANCE/SECURITY/WARRANTIES

5.1 Insurance. Stock stored or warehoused by 3PF is not insured against loss or damage unless Customer requests such coverage in writing and pays the applicable premium. In addition 3PF

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     will not be liable for any loss or damages relating to transportation carriers or packaging deficiencies.

5.2 Liability. 3PF shall not be liable to Customer for any damage, loss, demurrage, or injury to Stock of Customer unless such loss is the result of 3PF's failure, to exercise such care in regard to such Stock or the distribution thereof as a reasonably careful person would exercise under like circumstances, and 3PF shall not be liable for damages that could not have been avoided by the exercise of such care. Accordingly, 3PF shall be liable for all losses, demurrage or injury to Stock caused by the gross negligence or willful misconduct of 3PF. 3PF shall not under any circumstances be liable to Customer for any damage, injury, loss, demurrage, or default in its obligations of any kind which arise from the following (each, a "Force Majeure Event"):

          a) Fire, war, Act of God, acts of Terrorism, or any natural disaster or calamity,

          b)   Power outages,

          c) Strikes, lockouts or labor disputes at 3PF, its carrier(s), or at any party providing services to 3PF,

          d)   Any governmental actions, or

          e) Acts of gross, reckless, or willful misconduct of the employees of Customer

     If a Force Majeur Event which materially affects 3PF's ability to perform its obligations under this Agreement continues for more than fourteen (14) business days, then Customer may terminate this Agreement upon written notice to 3PF.

5.3 Consequential Damages. Neither party shall be liable to the other or any third party for any indirect or consequential loss or damages, however arising, including but not limited to, loss of income, loss of profit or loss of opportunity, provided that such loss is not caused by the negligence or willful misconduct of such party.

5.4 Inventory Shrinkage. 3PF does not anticipate inventory shrinkage for Stock held by 3PF. Shrinkage is an uncorrectable negative difference between physical and book inventory of stock. 3PF shall not be liable for any Customer losses as a result of inventory shrinkage, unless such shrinkage causes the inventory to fall below the Ninety-Eight and One-Half percent (98.5%) inventory accuracy level. 3PF shall be liable for the entire percentage of the discrepancy below this accuracy level. 3PF will replace such percentage of inventory below

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     this accuracy level as determined by Customer's external auditor and at price equal to the Customer's cost for those items. Inventory accuracy shall be defined as inventory overages minus inventory shortages, as measured by dollar value of the discrepancy and a percentage of total inventory value at cost. The measurement period shall constitute the period of time between physical inventories, which shall be no fewer than one (1) time per calendar year, and no more than twelve (12) times per year, as determined by Customer. Accountability shall begin as product is received, using the physical counts by 3PF as a beginning inventory. Shortages will become payable only after two (2) consecutive inventory shortages. The net shortage or overage over the previous two (2) inventories shall be carried to the next inventory. Payment of the first shortage after two (2) consecutive shortages will be made thirty (30) days after reconciliation of the second shortage.

5.5 Warranties; Representations; and Indemnity. 3PF represents and warrants that: (1) the services provided hereunder will be performed in a professional manner by qualified, competent personnel and in accordance with generally accepted industry standards applicable to such services; (2) the performance by 3PF of its obligations under this Agreement will not cause 3PF to be in breach of any agreement by which it is bound; (3) except as otherwise provided herein, 3PF's equipment at the Facility is not and will not be subject to any security interest, lien or other encumbrance; and (4) 3PF's underlying lease to the Facility does and will allow 3PF to perform its obligations during the term of this Agreement with the following exception: it is understood that 3PF is currently under negotiations with its landlord to extend its existing lease for the Facility. Should 3PF be unable to secure a renewal of or extension to its existing lease for the Facility, 3PF may notify Customer in writing prior to January 3, 2002, that 3PF has been unable to extend its lease for the period of this Agreement. Should such notice be received by Customer prior to January 3, 2002, the term of this agreement shall end on June 30, 2002.
     (5) 3PF and Customer shall defend, indemnify and hold each other harmless against any and all losses, costs, damages and liabilities, including without limitation reasonable attorneys' fees, arising out of any breach by either party of their representations, warranties or obligations under this Agreement.

                                   SECTION VI
                                  MISCELLANEOUS

6.1 Transferability: The rights and obligations of Customer created under this Agreement may not be transferred, or assigned to a third party, or for the benefit of a third party, either directly or

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     indirectly, without the prior written notice to 3PF. Customer can assign this Agreement in the event of the sale, merger, or acquisition of substantially all of the assets of the Customer. In the event of sale, merger, or acquisition of Customer by a third party, 3PF may choose to terminate this Agreement without penalty with six-month's written notice to the other party. In the event of sale, merger, or acquisition of 3PF by a third party, Customer may choose to terminate this Agreement without penalty with six-month's written notice to the other party.

6.2 Termination: Upon termination, Customer agrees to pay all transportation and shipping charges, fees and expenses incurred and owed by Customer to 3PF pursuant to this Agreement. Handling, order, packaging, insurance and all other non-transportation and shipping charges, fees and expenses shall be paid within five (5) days after final billing to Customer. Prior and subsequent to any termination, Customer shall be granted free access in accordance with this Agreement to the Stock and Customer Owned Equipment at any time and may remove any Stock and/or Customer Owned Equipment from the Facility.

6.3 Notice. All notices or notification required hereunder shall be deemed sufficient if in writing and sent via first-class mail, postage prepaid, with a copy sent by facsimile to the attention and address and facsimile number set forth below:

          3PF:

          3PF
          3300 State Route 73 S.
          Wilmington, Ohio 45177
          Attn.: Edward A. Barnick, Executive Vice President
          Facsimile Number-(937) 383-2649

          Customer:

          RED ENVELOPE, INC.
          201 Spear Street, 3rd Floor
          San Francisco, CA 94105
          Attn: Christopher Cunningham, CIO
          Facsimile Number:(415) 371-1134

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6.4  Severability. In the event that any of the terms of this Agreement shall be deemed invalid, unlawful, or unenforceable to any extent, such term shall be severed from the remaining terms, which shall continue to be valid to the fullest extent permitted by law.

6.5 Taxes. Customer agrees to pay and/or indemnify 3PF from all taxes applicable to the sale, delivery, shipment, or storage of Customer's Stock, including but not limited to sales, use, personal, franchise, gross receipts, excise, tariff, franchise and business taxes, together with any penalties, fines, or interest thereon, imposed by any federal, state, province, local government, or any other taxing authority, but excluding any taxes based on 3PF net income and any taxes based on 3PF's use, lease or ownership of the Facility, including without limitation any property taxes.

6.6 Governing Law, Jurisdiction. If any fees or costs are incurred to enforce this Agreement, or if any suit or action is brought to enforce any provision of this Agreement, or for damages for the breach of any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney fees and costs as awarded through the arbitration process. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Oregon, without reference to provisions of conflicts of laws.

6.7 Confidentiality. Customer and 3PF each acknowledge the sensitivity and importance of information and documents exchanged or acquired pursuant to this Agreement. Customer's client's names, Stock, prices for Stock, ordering and shipping quantities, prices for packaging materials and freight, the details of this Agreement, and any other information which is marked "confidential" or "proprietary" or which would reasonably be understood to be confidential, whether written or oral, are the confidential information property of Customer. The details of this Agreement, 3PF's logistics, software, quotations, operations, costs, customer's names, price schedules, and all other related documents, information, and appendixes are confidential and owned by 3PF. Neither party shall disclose any of the other party's confidential information to any third party except such party's attorneys and accountants (subject to the confidentiality provisions of this Agreement) without first obtaining the prior express written authorization of the other party. Neither party shall use the name or trademarks of the other in any advertisement without first obtaining the prior express written permission of such party. Notwithstanding the above, however, upon the prior written approval of Customer in each instance, 3PF may use Customer's name for the purpose of advertising the services, which 3PF renders to its customers, and upon the prior

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     written approval of 3PF in each instance, Customer may use 3PF's name in representing its services. This provision will remain in force for one year following the expiration or termination of this agreement.

6.8 Non-Solicitation: Customer and 3PF agree that during the term of this Agreement and for a period of two years after its termination, neither party nor its Representatives will hire, employ or solicit for employment, directly or indirectly, any employees of the other party without the prior written consent of the other party, which consent may be withheld in its sole discretion. For purposes of this Section 6, employees shall include all employees of 3PF or Customer as of the date of this Agreement and all new employees of 3PF and Customer that become employees after the date hereof up until the expiration of the no solicitation period provided for in this Section 6.

6.9 Entire Agreement. This Agreement and its appendices and exhibits contains the entire agreement and understanding of the parties as to the subject matter herein, and supersedes all other prior agreements, understandings and arrangements, written or oral, between the parties relating to the subject matter hereof.

6.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

6.11 Binding Arbitration. In the event a dispute or claim arises between the parties hereto concerning this Agreement the parties agree to submit such disputes and/or claims to binding arbitration pursuant to the commercial arbitration rules of the American Arbitration Association ("AAA"). Either party may make a demand for arbitration. If either party demands such arbitration, arbitration shall be conducted in Portland, Oregon, before a single arbitrator jointly selected by the parties hereto. If the parties are unable to agree on an arbitrator within thirty (30) days after the arbitration demand is field, the AAA shall select the arbitrator. The arbitration filing fee, if any, and fees of the arbitrator shall initially be shared equally between the parties, provided, however, that the prevailing party shall be reimbursed for these costs by the non-prevailing party at the conclusion of the arbitration proceeding. Each side shall bear their own legal fees and costs and any other fees associated with participating in the arbitration process.

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6.12 Exclusive Use: For the duration of this Agreement, Customer agrees that it shall exclusively use 3PF as its primary third-party fulfillment shipper. This does not apply to the Customer's drop shipments by third party or to shipping arrangements which may be necessary to support volumes in excess of the capacity of the Facility. For the duration of this Agreement, Customer shall have exclusive use of the Facility and 3PF shall not use the Facility in connection with providing services to any third party or allow any third party to use the Facility.

6.13 Representation of Continuation of Services: 3PF agrees and represents that for the term of this Agreement, it shall not cease doing business as a third-party fulfillment company.

6.14 Independent Contractor: 3PF is an independent contractor and not an employee, partner or agent of Customer. Neither party shall have authority to commit or create any liability on the part of the other in any manner whatsoever. Personnel retained or assigned by 3PF to perform work under this Agreement shall at all times be considered employees, agents, or contractors of 3PF, and at no time employees of Customer, and 3PF shall be fully responsible for compensation, payroll taxes, workman's compensation coverage, and any other legal requirements associated with employment.

                                   SECTION VII
                                RIGHT OF REFUSAL

                                  SECTION VIII
              GUARANTEE AND OTHER REPRESENTATIONS AND OBLIGATIONS

8.1 Rentrak Guarantee. Rentrak hereby gurantees the performance by 3PF of 3PF's obligations hereunder, including without limitation 3PF's indemnification obligations. Rentrak's gurantee shall not exceed the obligations of 3PF under this agreement. Rentrak shall be responsible for 3PF's obligations in the event that 3PF is unable to perform its obligations hereunder. Customer, in its sole discretion, shall have the right to bring action against Rentrak or 3PF, or both entities, in the event that 3PF breaches any of its obligations hereunder, including without limitation 3PF's failure to perform any of its indemnification obligations hereunder.

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8.2  Customer Payment: Should this agreement terminate prior to July 31, 2003,
     Customer agrees to pay 3PF a monthly sum equal to the actual monthly base rent paid by 3PF to its landlord, plus all CAMS, taxes, utilities, and insurance applicable specifically to the Facility and paid by 3PF. In the event of early termination, 3PF and Rentrak agree to make a good faith effort to re-lease/reuse the space vacated by Customer. Should this space be re-leased or used for other purposes by 3PF prior to July 31, 2003, Customer's monthly payment to 3PF shall be reduced on a pro-rated basis for the portion of space which has been re-leased.

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

Witness the execution of this agreement, this 14th day of December, 2001.

3PF,INC., A SUBSIDIARY OF RENTRAK              REDENVELOPE, INC.

By: /s/ Edward Barnick                            By: /s/ Martin McClanan
    -------------------                            -----------------------
DATE: 12/18/01                                 DATE: December 14, 2001

      Edward Barnick                                 Martin McClanan
      Executive Vice President                       Chief Executive Officer

With respect to Section VIII only:

RENTRAK CORPORATION

BY: /s/ Mark Thoenes
    ----------------

DATE: 12/19/01

      Mark Thoenes
      Chief Financial Officer, Rentrak Corporation

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                                  SCHEDULE 1.1
                                       TO
                 SERVICING, WAREHOUSING & DISTRIBUTION AGREEMENT

Fulfillment Services shall include the Facility and services listed below:

RATE FOR FACILITY CHARGE: $[*] PER MONTH.

Located at 3300 S.R. 73 South, Building 5, Wilmington, Ohio 45177, and hereinafter referred to as the "Facility". The warehouse Facility space is approximately 102,400 square feet of floor space which includes office space of approx. 3,400 sq. ft. 3PF services shall include payment of all common area maintenance charges, real estate taxes, HVAC, electrical, plumbing, water, security, insurance, janitorial and trash removal.

NATURE OF STOCK: GIFT MERCHANDISE, NOTIONS, AND NOVELTIES

SYSTEMS REQUIREMENTS: VIA THE CUSTOMER PROVIDED AND MAINTAINED MACS SYSTEM.

MANAGEMENT: MANAGEMENT FEE: $[*] PER MONTH

          3PF will provide a dedicated management team, including but not limited to five (5) "key" personnel, or their equivalently trained and competent replacement. This staff will be of a number adequate to professionally manage and supervise the warehousing operations of Customer.

          The management team's objective is to provide management, direction, support, and expertise in the areas of receiving, pick, pack, manifesting, inventory management, returns processing, transportation, logistics, and various duties relating to the physical fulfilment and distribution of Customer's stock.

          The 3PF management team will take direct operational instructions from a Customer representative. The 3PF management team will continue to have a reporting structure to 3PF in order to assure compliance with 3PF employee policies and guidelines.

          The 3PF management team, may from time to time offer recommendations to Customer which may

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          recommend proposed efficiencies and cost reduction programs with the purpose of reducing the overall expenses to Customer and/or enhancing productivity.

          If in the event Customer requires additional dedicated management to be added to the 3PF management team, 3PF agrees to increase the additional management to Customer's account within thirty (30) days of the request. 3PF may increase the "Management Charge" for additional management at the fully burdened cost to 3PF, plus [*] percent
          ([*]%). Conversely, should Customer request that 3PF decrease the dedicated management servicing the account, 3PF will reduce the "Management Fee" by the same fully burdened cost sixty (60) days following the reduction in staffing. Customer may also, at its discretion, supplement the management team at the facility with staff who are directly employed by Customer and such action will not result in a change in the monthly management fee.

          It is understood and agreed that Customer shall commence immediately to replace two (2) of the five (5) dedicated "key" 3PF management personnel with Customer's employees. These employees shall be based at the Facility and take daily direction from 3PF's senior manager assigned to Customer's account. Customer may consider existing 3PF employees for these positions only with 3PF's consent. It is further understood that upon placement of Customer's employees in the facility, a reduction in the monthly management fee will occur in accordance with the guidelines stated in the preceding paragraph excepting should Customer hire a 3PF employee the sixty (60) day notice period shall be waived.

PICK, PACK, AND MANIFEST CHARGE: $[*] PER ORDER, PLUS $[*] PER ITEM AFTER ONE UNIT.

          The pick, pack and manifest charge will be at the per order rate of $[*] per order and will include the order selection of one item. A per unit charge in the amount of $[*] per unit will apply to units beyond one unit on an order.

          3PF will be responsible for performing the order selection of specifically identified items, ordered by Customer's customer. 3PF labor will perform the electronic and visual confirmation of the selected items into an over-wrap shipping container (when appropriate) and secure those items ordered using the necessary packing materials suitable for transportation and within carrier specifications. 3PF will print all customer order documents including the gift card and accurately match the order documents to an order. 3PF labor will accurately label and electronically manifest the finished, packed carton(s), include any designated inserts, and tender them to the appropriate/designated carrier.

RECEIVING CHARGE:                      $[*] PER MONTH

          The "Receiving Charge" is based on the labor responsible to perform the physical receipt of goods, the confirmation of quantities delivered versus the quantities ordered, palletizing (when needed) and

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          physical "put-away"/stocking to a proper warehouse location. In addition, 3PF will perform random visual inspections of not less that ten percent (10%) of goods delivered. The purpose of inspecting items received is to validate vendor compliance to Customer's quality and standards of goods ordered. Customer and 3PF will jointly develop the written criteria, guidelines and instructions to be followed by 3PF staff for receiving processing and inspection. 3PF shall work to receive and put away all goods in a timely manner.

          The "Receiving Charge" is limited to receiving into the primary facility identified in this Agreement. Should additional space be occupied by Customer requiring receiving into a separate physical facility, an additional receiving charge will be negotiated.

RETURNS PROCESSING CHARGE:            $[*] PER RETURN AUTHORIZATION, PLUS $[*]
                                      PER ITEM.

          3PF labor will physically receive and visually inspect all items returned to 3PF. 3PF labor will identify and/or determine the reason for return using criteria and/or per Customer's request. 3PF labor will perform any and all duties relating to the processing of returned goods including (but not limited to) data entry into customers MACS system. 3PF labor will physically stock and "put-away" inventory into a properly identified shelf location. 3PF will process all returns within [*] business days of receipt of goods at 3PF's facility during the months of February 1st through November 16th During the time period from November 19th through January 31st, 3PF will make every reasonable effort to process customer returns with [*] business days from date of receipt but no later than [*] calendar days. Returns will be sent to 3PF on a freight pre-paid basis.

GIFT WRAPPING OR GIFT BOXING CHARGE:  $[*] PER FINISHED ITEM

          3PF labor will perform the physical gift wrapping or gift boxing of those items identified per the order request as requiring gift wrap or gift boxing. Such orders will include a hand tied ribbon, gift card, tissue wrapping, and portfolio insert in compliance with Customer's gift boxing/gift wrapping standards.

ENGRAVING AND PERSONALIZATION CHARGE: PER ITEM CHARGE TBD

          3PF and Customer agree to determine a per item charge for engraving based upon a time and motion study to determine the number of items which can be engraved in an hour and the hourly rate of $[*] per hour. In the event that engraving and personalization service is provided to Customer prior to the establishment of a per item rate, 3PF may invoice Customer at the rate of $[*] per hour for work performed in the engraving area in performing engraving tasks.

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 SUPPLIES CHARGE: ONE TIME CHARGE

          Customer will order shipping supplies which will be received and stored in the facility. 3PF's management team and labor will work with Customer to support any inventory processes implemented by Customer to track and manage supplies inventory. The following additional stipulations apply:

               - Customer agrees to purchase its supplies through the vendor "xpedx" using their Portland, OR sales office as the primary point of contact.

               - Customer may from time-to-time request competitive bids for shipping supplies from other suppliers, in the event that Customer is able to obtain more favorable pricing from a vendor other than xpedx, Customer shall allow xpedx to meet the price obtained by Customer. Should xpedx be unable or unwilling to meet the price obtained by Customer, Customer shall be free from its obligation to purchase supplies from xpedx.

               - 3PF shall conduct an inventory of all shipping supplies currently on hand for use in the Customer account which are usable and applicable to Customer's business and combine this with a reasonable estimate of supplies consumed in service of Customer since October 1, 2001. 3PF shall present a one-time invoice to Customer for supplies on-hand plus supplies consumed. This invoice will price these supplies at the actual original price paid by 3PF for the supplies.

 CREDIT TERMS:

          Within ten (10) days of the commencement of this Agreement, Customer shall issue through its bank, and have delivered to 3PF an original, Letter of Credit (LOC) for the benefit of and in a form acceptable to 3PF in the amount of $[*] as security for payments due under the terms of this Agreement. 3PF may terminate this Agreement should Customer not deliver such LOC within ten (10) business days. To be deemed acceptable to 3PF, the LOC shall include the following covenants: a) the LOC shall be non-revocable during the term of the Agreement without 3PF's written permission which would be granted at 3PF's sole discretion, and; b) the LOC shall have a term equal to the term of this Agreement.Immediately upon receipt of written notification to 3PF confirming the execution of the LOC, 3PF will provide written notification to Customer acknowledging termination of the "Prior Agreement" entered into and dated September 29, 1999, including all of its amendments and extensions, for distribution and fulfillment services.

          The Customer shall also remit by wire transfer to 3PF, in a bank account designated by 3PF, during the peak season (Thanksgiving Day through December 31st) and in any other month during the calendar year in which Customer and 3PF agree that the value of 3PF's services (including freight) to Customer are anticipated to exceed $[*] for that month, estimated weekly payments in advance for services (including freight) to be provided by 3PF to Customer.

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          The failure of the Customer to remit estimated advanced weekly payments during the peak season or any month in which the value of services (including freight) to be provided by 3PF to Customer are anticipated to exceed $[*] shall permit 3PF to terminate this Agreement. Should the Bank reduce the amount of their letter of credit to 3PF on behalf of Customer for any reason, without written consent of 3PF, then 3PF shall be permitted to terminate this Agreement.

SPECIAL PROJECTS AND /OR HOURLY LABOR CHARGES:

          Normal hours:
          Includes: Monday through Friday Operation during normal operating hours (8 a.m. - 2 a.m.), Receiving (8 a.m. - 3 p.m.), Verification, Quality Control Stocking, Stocking, Order Picking (8 a.m. - 12 a.m.), Order Packing, Shipment Manifesting and Processing, Electronic Transfer Of Shipment Confirmation, order Tracking, Claims Processing with Carriers, Nightly 50 SKU Inventory.

          Straight time: $[*] per labor hour
          Overtime: (outside of normal operating hours): $[*] per labor hour Holiday time: $[*] per labor hour

          3PF Holiday Schedule:
              New Year's Eve             New Year's Day
              Memorial Day (observed)    Independence Day (Observed)
              Labor Day (Observed)       Thanksgiving Day
              Friday after Thanksgiving  Christmas Eve
              Christmas Day

          3PF may be requested to perform duties and functions from time to time that are outside the scope and pricing of the proposed schedule. In order to assure Customer that there will be no interruption of services, 3PF has provided a per labor charge that will apply to these instances. 3PF shall not incur such charges without the prior written approval of Customer.

CARRIERS & RATES:

          USPS: Published Rates
          UPS: Ground
              Published Residential Rates - as published
              Published Commercial Rates - [*]% discount
              Published Domestic 2-3 Day Rates - [*]% discount
          Airborne (next day and second day air): See attached rate sheet DHL(International): See enclosed rate sheet

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          The Airborne rates will be per the attached rate schedule. It is understood that a new Airborne agreement rate schedule is under negotiation between 3PF and Airborne Express. It is also understood that a new rate schedule may result in an increase in Airborne rates. Should 3PF receive from Airborne Express a new rate schedule(s), 3PF will be permitted to replace the attached schedule and charge Customer per the revised base rates. 3PF guarantees Customer that the new base rates offered to Customer will be charged at a rate not to exceed those rates offered by 3PF to Rentrak by [*]% and will be no less favorable than rates offered to any other customer receiving fulfillment services from 3PF of comparable carton volume.

          "Base rate" is defined as the rate as noted on the 3PF provided schedule and excludes any fuel surcharge(s), beyond charge(s), residential surcharge(s), Saturday delivery charge(s), dimensional charge(s) or hazardous material charge(s) which may be assessed to 3PF by the carrier. 3PF agrees that any charge(s) excluding the base charge will be charged to Customer, at the actual charge to 3PF from the carrier with no additional mark up. Customer also agrees not to solicit from any carrier, rates and/or services from any air, ground or LTL transportation carrier during the term of this Agreement without sixty (60) days prior written notice to 3PF.

INVOICE TERMS:  All charges due net thirty (30) days from date of invoice.

ATTACHMENTS:

          Current Airborne rate schedule
          DHL rate schedule

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